Exhibit 23.1

LICHTER, YU AND ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS

16133 VENTURA BLVD., SUITE 450
ENCINO, CALIFORNIA 91436
TEL (818)789-0265 FAX (818) 789-3949

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 14, 2013, except as to Notes 1, 2, 3, 4,12,13 and 14 , which are as of March 26, 2014, in the Registration Statement (Form S-1) and related Prospectus of Source Financial, Inc. and Subsidiaries dated May 23, 2014.

/s/ Lichter, Yu and Associates
Encino, CA
May 23, 2014